Exhibit 1

                       TRUSTEE'S DISTRIBUTION STATEMENT

To the Holders of:
Corporate Backed Trust Certificates, Series 2001-14
*CUSIP:   21988G791


In accordance with the Standard Terms for Trust Agreements, U.S. Bank Trust National Association, as Trustee, submits the following cash basis statement for the period ending October 30, 2004.

INTEREST ACCOUNT
----------------

Balance as of   October 28, 2004.....                                    $0.00
        Scheduled Income received on securities.....             $1,526,625.00
        Unscheduled Income received on securities.....                   $0.00

LESS:
        Distribution to Holders.....                            -$1,526,624.73
        Distribution to Depositor.....                                  -$0.00
        Distribution to Trustee.....                                    -$0.27
Balance as of   October 30, 2004.....                                    $0.00


PRINCIPAL ACCOUNT
-----------------

Balance as of   October 28, 2004.....                                    $0.00
        Scheduled Principal received on securities.....                  $0.00

LESS:
        Distribution to Holders.....                                    -$0.00
Balance as of   October 30, 2004.....                                    $0.00


             UNDERLYING SECURITIES HELD AS OF     October 30, 2004

         Principal
           Amount                     Title of Security
         ----------                   -----------------
         $35,400,000        Georgia-Pacific Corporation 8.625% Debentures due
                            April 30, 2025
                            *CUSIP:    373298BL1

U.S. Bank Trust National Association, as Trustee

*The Trustee shall not be held responsible for the selection or use of the CUSIP numbers nor is any representation made as to its correctness. It is included solely for the convenience of the Holders.